UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2015

PARSLEY ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street, Suite 3000

Austin, Texas 78701

(Address of Principal Executive Offices)

(Zip Code)

(737) 704-2300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 17, 2015, Parsley Energy, Inc. (the “Company”) issued a news release announcing the commencement of an underwritten public offering of 13,000,000 shares of its Class A common stock (the “Offering”). The Company has granted the underwriters a 30-day option to purchase up to an additional 1,950,000 shares of the Company’s Class A common stock. A copy of the news release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 8.01	Other Events.

Updated Hedge Positions

The Company recently entered into put spreads covering an incremental 2.2 million barrels of its estimated 2016 crude oil production and 0.9 million barrels of its estimated 2017 crude oil production. As of the date hereof, the Company’s current hedge position is as follows:

	2015		2016				2017
	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16	1Q17	2Q17	3Q17	4Q17

Put Spreads (Bbl/day)(1)	10,543	12,391	17,527	17,967	21,793	23,478	9,733	9,626	2,446	2,446
Put Price ($/Bbl)	$57.14	$54.28	$54.51	$54.31	$53.25	$53.26	$59.01	$59.01	$55.00	$55.00
Short Put Price ($/Bbl)	$35.62	$35.99	$38.13	$38.39	$38.25	$38.26	$40.00	$40.00	$40.00	$40.00
Three Way Collars (Bbl/day)(2)	707	—	—	—	—	—	—	—	—	—
Call Price ($/Bbl)	$114.62	—	—	—	—	—	—	—	—	—
Put Price ($/Bbl)	$85.00	—	—	—	—	—	—	—	—	—
Short Put Price ($/Bbl)	$65.00	—	—	—	—	—	—	—	—	—

Total barrels per day hedged(3)	11,250	12,391	17,527	17,967	21,793	23,478	9,733	9,626	2,446	2,446

Mid-Cush Basis Swaps (Bbl/day)	—	—	—	—	4,239	4,239	5,333	5,275	6,196	6,196
Swap Price ($/Bbl)	—	—	—	—	($1.39)	($1.39)	($1.66)	($1.66)	($1.66)	($1.66)

(1)	When the New York Mercantile Exchange (“NYMEX”) price is above the put price, the Company receives the NYMEX price. When the NYMEX price is between the put price and the short put price, the Company receives the put price. When the NYMEX price is below the short put price, the Company receives the NYMEX price plus the difference between the short put price and the put price.
(2)	When the NYMEX price is above the call price, the Company receives the call price. When the NYMEX price is between the put price and the call price, the Company receives the NYMEX price. When the NYMEX price is between the put price and the short put price, the Company receives the put price. When the NYMEX price is below the short put price, the Company receives the NYMEX price plus the difference between the short put price and the put price.
(3)	Put spread options covering 2.2 MMbbls in 2016 have an average deferred premium of $5.13/bbl and put spread options covering 900 Mbbls in 2017 have an average deferred premium of $5.50/bbl.

Recent Acreage Acquisitions

Since the quarter ended June 30, 2015, through the date hereof, the Company has acquired or entered into purchase agreements to acquire approximately 2,400 gross (1,908 net) acres in the center of its horizontal focus area in Upton and Reagan Counties, Texas, along with approximately 100 Boe/d of production, for aggregate consideration of approximately $39 million. One acquisition has not yet closed and is expected to close on or before November 1, 2015, subject to the satisfaction of customary closing conditions. The closing of the Offering is not contingent upon the closing of the acquisition.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	News Release, dated September 17, 2015, titled “Parsley Energy Announces Public Offering of Class A Common Stock.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSLEY ENERGY, INC.

Date: September 17, 2015	By:	/s/ Colin W. Roberts
		Name:	Colin W. Roberts
		Title:	Vice President—General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release, dated September 17, 2015, titled “Parsley Energy Announces Public Offering of Class A Common Stock.”